UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

James Hardie Industries public limited company

(Exact name of registrant as specified in its charter)

Ireland	98-0382260
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1st Floor, Block A

One Park Place

Upper Hatch Street, Dublin 2, D02 FD79, Ireland

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
ordinary shares, nominal value €0.59 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-286977

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

James Hardie Industries plc, an Irish public limited company (the “Company”), hereby incorporates by reference herein the description of its ordinary shares, nominal value €0.59 per share, to be registered hereunder set forth under the heading “Description of James Hardie Ordinary Shares” in the Company’s prospectus, dated 29 May 2025, forming part of its Registration Statement on Form F-4 (File No. 333-286977), originally filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on 5 May 2025, as thereafter amended and supplemented (the “Registration Statement”). Any form of prospectus subsequently filed by the Company with the SEC pursuant to Rule 424(b) under the Securities Act that constitutes part of the Registration Statement and that includes such a description shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Exhibit Number	Description

1	Memorandum of association of James Hardie Industries plc (as amended by all resolutions passed up to and including 14 August 2015) (incorporated by reference to Exhibit 1.1 to the Company’s Annual Report on Form 20-F for the fiscal year ended 31 March 2021, filed with the SEC on 18 May 2021).

2	Articles of association of James Hardie Industries plc (as amended by all resolutions passed up to and including 5 November 2020) (incorporated by reference to Exhibit 1.2 to the Company’s Annual Report on Form 20-F for the fiscal year ended 31 March 2021, filed with the SEC on 18 May 2021).

3	Amended and Restated Deposit Agreement, dated as of October 1, 2014, by and among the Company, Deutsche Bank Trust Company Americas, as depositary (the “Depositary”), and all holders and beneficial owners of American Depositary Shares evidenced by American Depositary Receipts issued thereunder (the “Deposit Agreement”) (incorporated by reference to Exhibit (a)(i) to the Registration Statement on Form F-6 (File No. 333-287638) filed with the SEC on 29 May 2025).

4	Amendment No. 1, dated as of September 3, 2015, to the Deposit Agreement (incorporated by reference to Exhibit (a)(ii) to the Registration Statement on Form F-6 (File No. 333-287638) filed with the SEC on 29 May 2025).

5	Amendment No. 2, dated as of May 30, 2025, to the Deposit Agreement (incorporated by reference to Exhibit (a)(iii) to Post-Effective Amendment No. 1 to the Registration Statement on Form F-6 (File No. 333-287638) filed with the SEC on 30 May 2025).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

James Hardie Industries plc

Date: June 23, 2025	By:	/s/ Aoife Rockett
Aoife Rockett
Company Secretary